Exhibit 5.1

Aegon N.V. Aegonplein 50, PO Box 85 2501 CB The Hagueav The Netherlands	Email BAdderley@applebyglobal.com Direct Dial +1 441 298 3243 / Ext. 6163 Tel +1 441 295 2244

Your Ref

Appleby Ref: 207501.0004/BA/JN/MM

30 June 2023

Dear Sirs/Madams Registration Statement on Form F-4

Bermuda Office

Appleby (Bermuda) Limited

Canon’s Court

22 Victoria Street

PO Box HM 1179

Hamilton HM EX

Bermuda

Tel +1 441 295 2244

Appleby (Bermuda) Limited (the Legal Practice) is a company limited by shares incorporated in Bermuda and approved and recognised under the Bermuda Bar (Professional Companies) Rules 2009. “Partner” is a title referring to a director, shareholder or an employee of the Legal Practice. A list of such persons can be obtained from your relationship partner.

We have acted as special legal counsel in Bermuda to Aegon N.V., a company incorporated under the laws of the Netherlands (Netherlands) and which intends to continue into and under the laws of Luxembourg (Luxembourg) as Aegon S.A. (Company) and then continue into Bermuda as Aegon Ltd., a Bermuda exempted company (Continuance) pursuant to Section 132C of the Companies Act 1981 of Bermuda (Companies Act), and the filing with the Securities and Exchange Commission (Commission) of a registration statement on Form F-4 (Registration Statement), which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto under the Securities Act of 1933, as amended (Securities Act) and the rules and regulations promulgated thereunder. We refer, in particular, to the 752,605,544 common shares of par value EUR 0.12 each in the share capital of the Company (Shares) which will be registered with the Commission pursuant to the Registration Statement in connection with the Continuance. Except as otherwise defined herein, capitalised terms are used as defined in the Registration Statement or as defined in the Schedule to this opinion.

For the purposes of this opinion we have examined and relied upon the documents listed, and in some cases defined, in the Schedule to this opinion (Documents) together with such other documentation as we have considered requisite to this opinion.

Unless otherwise defined herein, terms defined in the Registration Statement has the same meanings when used in this opinion.

1.   ASSUMPTIONS

In stating our opinion we have assumed:

1.1  the genuineness of all signatures on the Documents;

Bermuda ◾ British Virgin Islands ◾ Cayman Islands ◾ Guernsey ◾ Hong Kong ◾ Isle of Man ◾ Jersey ◾ Mauritius ◾ Seychelles ◾ Shanghai

1.2  the authority, capacity and power of each of the persons signing the Documents;

1.3  under the laws of Luxembourg and all other relevant laws (other than the laws of Bermuda), the Company is, and, at all times relevant for purposes of rendering the opinions expressed herein, was, duly incorporated, validly existing and in good standing under the laws of Luxembourg and has, and, at all times relevant for purposes of rendering the opinions expressed herein, had, the full power, authority and legal right to deregister as a body corporate limited by shares from Luxembourg and to register by way of Continuance as an exempted company limited by shares in Bermuda;

1.4  at all times relevant for purposes of rendering the opinions expressed herein, the laws of the Luxembourg permitted the Continuance of the Company to Bermuda;

1.5  that the Continuance will be duly authorised by the Company;

1.6  that all necessary action was, or will be, taken under the applicable laws of Luxembourg to authorise and permit the Continuance and any and all consents, approvals and authorisations for applicable Luxembourg governmental authorities required to authorise and permit the Continuance have been, or will be, obtained;

1.7  immediately prior to the Continuance, the Shares will be, or have been, duly and validly authorised, legally and validly issued and non-assessable under the laws of the Luxembourg;

1.8  the Registration Statement included therein, and any amendments thereto, will have become effective;

1.9  there is nothing under any law (other than the laws of Bermuda) that would or might affect the opinions set out herein and, in particular, we have made no independent investigation of the laws of the Luxembourg and have assumed that such laws authorise the Continuance and that the Company has, or shall, comply fully with the laws of the Luxembourg in respect of such Continuance; and

1.10  that each Director of the Company, when the Board of Directors of the Company passed or adopted the resolutions approving the Continuance and matters relating thereto discharged his or her fiduciary duty owed to the Company and acted honestly and in good faith with a view to the best interests of the Company.

2
Bermuda ◾ British Virgin Islands ◾ Cayman Islands ◾ Guernsey ◾ Hong Kong ◾ Isle of Man ◾ Jersey ◾ Mauritius ◾ Seychelles ◾ Shanghai

2.   OPINION

Based upon and subject to the foregoing and subject to the reservations set out below and to any matters not disclosed to us, we are of the opinion that:

2.1  upon issuance of the Certificate of Continuance (Certificate) in relation to the Continuance of the Company by the Registrar of Companies in Bermuda, the Company will have been duly registered by way of continuance under Section 132C of the Companies Act as an exempted company under the laws of Bermuda.

2.2  once the Certificate has been issued, and appropriate entries have been made in the register of members of the Company in respect of the Shares which are to be registered by the Company with the Commission pursuant to the Registration Statement, the Shares will, by operation of law, be duly and validly issued and fully paid and non-assessable (which term means, when used herein, that no further sums are required to be paid by the holders thereof in connection with the issue of such Shares).

3.   RESERVATIONS

We have the following reservations:

3.1  We express no opinion as to any law other than Bermuda law and none of the opinions expressed herein relates to compliance with or matters governed by the laws of any jurisdiction except Bermuda. This opinion is limited to Bermuda law as applied by the Courts of Bermuda at the date hereof.

3.2  Under the Companies Act, the register of members of a Bermuda exempted company is deemed prima facie evidence of any matters which the Companies Act directs or authorises to be set out therein and, in particular, a third-party interest in the Shares would not appear in such register.

3
Bermuda ◾ British Virgin Islands ◾ Cayman Islands ◾ Guernsey ◾ Hong Kong ◾ Isle of Man ◾ Jersey ◾ Mauritius ◾ Seychelles ◾ Shanghai

4.   DISCLOSURE

This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, quoted or otherwise relied on for any other purpose. We consent to the filing of this opinion as an exhibit to the Registration Statement of the Company and to the references to Appleby (Bermuda) Limited’s name under the caption “Legal Matters” in the prospectus forming part of the Registration Statement. As Bermuda attorneys we are not qualified to opine on matters of law in any jurisdiction other than Bermuda. As such, in giving this consent, we do not admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act.

This opinion is governed by and is to be construed in accordance with Bermuda law. It is given on the basis that it will not give rise to any legal proceedings with respect thereto in any jurisdiction other than Bermuda.

Yours faithfully

/s/ Appleby (Bermuda) Limited

Appleby (Bermuda) Limited

4
Bermuda ◾ British Virgin Islands ◾ Cayman Islands ◾ Guernsey ◾ Hong Kong ◾ Isle of Man ◾ Jersey ◾ Mauritius ◾ Seychelles ◾ Shanghai

SCHEDULE 1 1. A scanned copy of the Registration Statement.

5
Bermuda ◾ British Virgin Islands ◾ Cayman Islands ◾ Guernsey ◾ Hong Kong ◾ Isle of Man ◾ Jersey ◾ Mauritius ◾ Seychelles ◾ Shanghai